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UNITED FINANCIAL GROUP, INC.                                        EXHIBIT 11.1
Computation of Net Income (Loss) Per Common and Common Equivalent Share
(Unaudited)
(In Thousands Except Per Share Data)

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

                                                          Three Months Ended     Six Months Ended
                                                                June 30,             June 30,
                                                          ------------------     ----------------
                                                            1996      1995         1996    1995
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
Computation of net income (loss) applicable to
 common stock:
Income (loss) from continuing operations before
 extraordinary items                                    $  (112)     (123)         (192)    (250)
Preferred stock dividends                                  (191)     (191)         (382)    (382)
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Net income (loss) applicable to common stock            $  (303)     (317)         (574)    (632)
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Computation of average common and common
 equivalent shares:
Common shares outstanding at beginning of
 period                                                   8,074     8,074          8,074    8,074
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Average common and common equivalent shares               8,074     8,074          8,074    8,074
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Net income (loss) per common and common
 equivalent share                                       $ (0.04)    (0.04)         (0.07)   (0.08)
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